Exhibit 99.2

Nimble Storage Announces Second Quarter 2016 Results

•	Strong Second Quarter Revenue Up 49% year-over-year to $80.1M

•	Record Non-GAAP Gross Margins of 67.8%

•	Record Cash Flow from Operations of $14.9M and Free Cash Flow of $9.0M

•	Record Customer Growth with 690 new customers totaling 6,211

•	Number of Deals > $100k at Record High

San Jose, Calif. – August 25, 2015 – Nimble Storage (NYSE: NMBL), the flash storage solutions company, today reported financial results for the fiscal second quarter 2016. The Company has released a discussion of these results by posting the current Shareholder Letter on its website at http://investors.nimblestorage.com.

“As the storage industry continues to experience disruption from architectural shifts, our core belief that only the Adaptive Flash Platform can consolidate and dynamically optimize every enterprise application running across the data center remains our guiding principle,” said Suresh Vasudevan, chief executive officer, Nimble Storage. “Q2 provided clear evidence of our continuing momentum. We added 690 new customers, a new quarterly record, delivered a broad range of enterprise-grade capabilities with Nimble OS 2.3, and were recognized with two prestigious awards, an industry award for the most innovative flash memory technology and an IT professional innovation leader award for hybrid HDD/SSD arrays.”

“Q2 was another quarter of strong financial execution. Our industry leading gross margins reached another record high at 67.8%. We continued to drive improvement in our operating leverage, as operating margins improved by 11 percentage points compared to Q2 FY2015, while generating record cash flow from operations which was 19% of revenue this quarter,” said Anup Singh, chief financial officer.

Financial Highlights:

•	Total revenue increased 49% to $80.1 million, up from $53.8 million in the second quarter of fiscal 2015. Excluding fluctuations in foreign currency, revenue would have been $82.8 million representing a 54% increase over the second quarter of fiscal 2015.

•	Non-GAAP gross margin for the second quarter of fiscal 2016 was 67.8% compared to 67.4% in the second quarter of fiscal 2015.

•	Non-GAAP operating loss was $7.2 million or negative 9% of revenue for the second quarter of fiscal 2016, compared to a loss of $10.7 million or negative 20% of revenue in the second quarter of fiscal 2015.

•	GAAP net loss for the second quarter of fiscal 2016 was $30.1 million, or $0.38 per basic and diluted share, compared with a net loss of $26.1 million, or $0.37 per basic and diluted share in the second quarter of fiscal 2015.

•	Non-GAAP net loss for the second quarter of fiscal 2016 was $7.8 million, or $0.10 per basic and diluted share, compared with a net loss of $10.9 million, or $0.15 per basic and diluted share in the second quarter of fiscal 2015.

•	Cash flow from operations was $14.9 million or 19% of revenue for the second quarter of fiscal 2016, compared to $2.8 million or 5% of revenue in the second quarter of fiscal 2015. Free cash flow was $9.0 million or 11% of revenue for the second quarter of fiscal 2016, compared to negative $1.3 million or negative 2% of revenue in the second quarter of fiscal 2015.

Forward Outlook:

Nimble Storage provides guidance based on current market conditions and expectations. For the third quarter of fiscal 2016, Nimble Storage expects:

•	Total revenue in the range of $86.0 to $88.0 million

•	Non-GAAP operating loss in the range of $5.0 to $6.0 million

•	Non-GAAP net loss per basic and diluted share in the range of $0.08 to $0.09 based on weighted average shares outstanding of approximately 80.0 million

Business Highlights

•	Executive Appointments Fortify Leadership Bench Strength. Leonard Iventosch joined the company’s leadership team as vice president of worldwide channels. The company also announced the return of Mike Munoz who will serve as vice president of worldwide alliances.

•	Nimble Delivers Full Benefits of Storage Consolidation with Enterprise-grade Enhancements to the Adaptive Flash Platform.

•	All-Flash Service Level Provides Dynamic Performance and Capacity. The all-flash service level meets the most stringent latency demands – its responsiveness is ideal for transaction processing, data warehouse/business intelligence, and VDI deployments. And unlike flash-only arrays, service levels can be dynamically changed on the fly from operation in one service level to a different service level as workload demands fluctuate over time.

•	A Single Platform for Optimizing Enterprise-wide Applications. Additional capabilities introduced include software-based encryption and a REST API-based extensibility framework, which complement existing enterprise functionality, including VM-level monitoring and reporting and integrated data protection.

•	Obtained Federal Information Processing Standard Certification. Nimble completed a Federal Information Processing Standard (FIPS) 140-2 certification from the U.S. government’s National Institute of Standards and Technology (NIST) for its OpenSSL FIPS Object Module, Nimble Storage SmartSecure. Nimble can now fully address the stringent security mandates of federal customers and partners with the Adaptive Flash platform.

•	Named Most Innovative Flash Memory Technology. The Flash Memory Summit Awards Committee named Nimble a Best of Show winner in the “Most Innovative Flash Memory Technology” category.

•	Recognized by IT Professionals as Technology Innovator. IT professionals voted Nimble as the 2015 Innovation Leader for Hybrid HDD/SSD Array in IT Brand Pulse’s most recent brand leader survey.

Conference Call Information

As previously announced, Nimble Storage will host a live question & answer conference call and webcast today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the second quarter fiscal 2016.

Interested parties may access the call by dialing (888) 455-2238 in the U.S. or (719) 325-2434 from international locations. In addition, a live audio webcast of the conference call will be available on the Nimble Storage Investor Relations website at http://investors.nimblestorage.com. The live webcast will be archived and available on this site for 45 days. A replay of the conference call will be available for 45 days. To access the replay, please dial 888-203-1112 and enter pass code 7056092. Callers outside the U.S. and Canada should dial 719-457-0820 and enter pass code 7056092.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Nimble Storage has disclosed in this release and the accompanying tables non-GAAP financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, or GAAP. The Company provides non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow and adjusted EBITDA. In computing these non-GAAP financial measures, the Company excludes the effects of stock-based compensation, which is a recurring expense for the Company. The Company has provided a reconciliation below of non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company discloses these non-GAAP financial measures because they are key measures used by the Company’s management and board of directors to understand and evaluate operating performance and trends, to prepare and approve the annual budget and to develop short-term and long-term operational and compensation plans. In particular, the exclusion of certain expenses in calculating non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the Company’s business. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and board of directors.

Non-GAAP financial measures have limitations as analytical tools and, as such, should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

•	Non-GAAP financial measures do not consider the potentially dilutive impact of equity-based compensation, which is an ongoing expense for the Company; and

•	Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces their usefulness as comparative measures.

Forward Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including information concerning our future financial results, business plans, strategy and objectives, potential growth and market opportunities, competitive position and industry environment.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to our future financial performance which is inherently uncertain, unforeseen delays in product development or introduction, uncertainty around market acceptance of our solutions, our ability to increase sales of our solutions, our ability to attract and retain customers and to sell additional solutions to our existing customers, our ability to develop new solutions and bring them to market in a timely manner, pricing pressure (as a result of competition or otherwise), introduction of new technologies and products by other companies, our ability to maintain, protect and enhance our brand and intellectual property, the effectiveness of our channel partners and sales team, our ability to convert leads into sales, our ability to recruit new or keep our existing key talent, global economic conditions, fluctuations in foreign currency rates and our ability to continue to expand our business and manage our growth. Moreover, we operate in very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and other factors that could affect our financial results are included in our filings with the Securities and Exchange Commission and may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law.

Nimble Storage Resources

•	Nimble Storage Website

•	Case Studies and Videos

•	Follow Nimble Storage on Twitter: @NimbleStorage

•	Follow Nimble Storage on LinkedIn

•	Visit Nimble Storage on Facebook

•	Visit the NimbleConnect Community

About Nimble Storage

Nimble Storage (NYSE: NMBL) is redefining the storage market with its Adaptive Flash platform. Nimble’s flash storage solutions enable the consolidation of all workloads and eliminate storage silos by providing enterprises with significant improvements in application performance and storage capacity. At the same time, Nimble delivers superior data protection, while simplifying business operations and lowering costs. At the core of the Adaptive Flash platform is the patented Cache Accelerated Sequential Layout (CASL) architecture and InfoSight, an automated cloud-based management and support system that maintains storage system peak health. More than 6,200 enterprises, governments, and service providers have deployed Nimble’s flash storage solutions across 51 countries. For more information about Nimble Storage, visit www.nimblestorage.com and follow us on Twitter: @nimblestorage.

Nimble Storage, the Nimble Storage logo, CASL, InfoSight, SmartStack and NimbleConnect are trademarks or registered trademarks of Nimble Storage. Other trade names or words used in this document are the properties of their respective owners.

Press Contact:

Kristalle Cooks

408-514-3313

Kristalle@nimblestorage.com

Investor Relations Contact:

Edelita Tichepco

408-514-3379

IR@nimblestorage.com

SOURCE: Nimble Storage

Nimble Storage, Inc.

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Revenue:
Product	$66,752	$47,123	$126,945	$88,358
Support and service	13,357	6,638	24,452	11,950

Total revenue	80,109	53,761	151,397	100,308
Cost of revenue:
Product (1)	21,127	14,797	40,268	27,808
Support and service (1)	6,637	3,719	12,289	7,043

Total cost of revenue	27,764	18,516	52,557	34,851
Total gross profit	52,345	35,245	98,840	65,457
Operating expenses:
Research and development (1)	24,539	17,417	46,248	31,634
Sales and marketing (1)	47,860	36,639	92,303	65,841
General and administrative (1)	9,449	7,101	18,710	13,538

Total operating expenses	81,848	61,157	157,261	111,013

Loss from operations	(29,503)	(25,912)	(58,421)	(45,556)
Interest income, net	61	22	129	18
Other income (expense), net	(379)	(65)	(303)	144

Loss before provision for income taxes	(29,821)	(25,955)	(58,595)	(45,394)
Provision for income taxes	288	162	500	318

Net loss	$(30,109)	$(26,117)	$(59,095)	$(45,712)

Net loss per share, basic and diluted	$(0.38)	$(0.37)	$(0.76)	$(0.65)

Weighted-average shares used to compute net loss per share, basic and diluted	78,228	71,381	77,381	70,854

(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$660	$374	$1,205	$605
Cost of support and service revenue	1,304	593	2,461	986
Research and development	6,638	3,692	12,069	6,132
Sales and marketing	9,389	8,664	19,500	13,585
General and administrative	4,330	1,846	8,071	3,418

Total stock-based compensation expense	$22,321	$15,169	$43,306	$24,726

Nimble Storage, Inc.

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	July 31, 2015	January 31, 2015
Assets
Current assets:
Cash and cash equivalents	$213,554	$208,394
Accounts receivable, net	43,117	35,271
Inventories	13,717	11,981
Prepaid expenses and other current assets	4,908	4,974

Total current assets	275,296	260,620
Property and equipment, net	43,596	36,716
Restricted cash, non-current	3,979	3,983
Other long-term assets	263	255

Total assets	$323,134	$301,574

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,364	$19,799
Accrued compensation and benefits	18,356	21,128
Deferred revenue, current portion	46,387	34,246
Other current liabilities	8,388	8,063

Total current liabilities	96,495	83,236
Deferred revenue, non-current portion	51,517	40,200
Other long-term liabilities	9,126	9,566

Total liabilities	157,138	133,002

Commitments and contingencies
Stockholders’ equity:
Common stock	74	71
Additional paid-in capital	425,325	368,689
Accumulated other comprehensive loss	(370)	(250)
Accumulated deficit	(259,033)	(199,938)

Total stockholders’ equity	165,996	168,572

Total liabilities and stockholders’ equity	$323,134	$301,574

Nimble Storage, Inc.

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(30,109)	$(26,117)	$(59,095)	$(45,712)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,626	2,070	6,938	3,828
Stock-based compensation expense	22,321	15,169	43,306	24,726
Loss on disposal of property and equipment	109	—	109	—
Provision (recoveries) for allowance for doubtful accounts	55	(7)	54	(32)
Provision (recoveries) for excess and obsolete inventories	51	(149)	76	(167)
Changes in operating assets and liabilities:
Accounts receivable	1,082	(3,810)	(7,900)	(11,912)
Inventories	(733)	(1,845)	(1,639)	(3,690)
Prepaid expenses and other assets	257	1,186	58	163
Accounts payable	683	2,030	3,308	7,648
Deferred revenue	11,646	8,379	23,458	16,966
Accrued and other liabilities	5,888	5,931	(2,104)	11,471

Net cash provided by operating activities	14,876	2,837	6,569	3,289
Cash flows from investing activities:
Purchase of property and equipment	(5,901)	(4,179)	(13,958)	(7,907)
Change in restricted cash	6	(98)	4	(98)

Net cash used in investing activities	(5,895)	(4,277)	(13,954)	(8,005)
Cash flows from financing activities:
Payment of issuance costs related to issuance of common stock	—	—	—	(1,210)
Proceeds from exercise of stock options, net of repurchases	3,135	2,935	5,243	3,241
Proceeds from issuance of stock under employee stock purchase plan	—	—	7,201	—
Excess tax benefit from employee stock plans	102	—	226	—
Payment of taxes related to net settlement of restricted stock units	—	—	—	(125)

Net cash provided by financing activities	3,237	2,935	12,670	1,906
Foreign exchange impact on cash and cash equivalents	(123)	47	(125)	117

Net increase (decrease) in cash and cash equivalents	12,095	1,542	5,160	(2,693)
Cash and cash equivalents, beginning of period	201,459	204,251	208,394	208,486

Cash and cash equivalents, end of period	$213,554	$205,793	$213,554	$205,793

Nimble Storage, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
GAAP gross margin	$52,345	$35,245	$98,840	$65,457
Stock-based compensation	1,964	967	3,666	1,591

Non-GAAP gross margin	$54,309	$36,212	$102,506	$67,048

GAAP operating margin	$(29,503)	$(25,912)	$(58,421)	$(45,556)
Stock-based compensation	22,321	15,169	43,306	24,726

Non-GAAP operating margin	$(7,182)	$(10,743)	$(15,115)	$(20,830)

GAAP net loss	$(30,109)	$(26,117)	$(59,095)	$(45,712)
Stock-based compensation	22,321	15,169	43,306	24,726

Non-GAAP net loss	$(7,788)	$(10,948)	$(15,789)	$(20,986)

Interest income, net	(61)	(22)	(129)	(18)
Provision for income taxes	288	162	500	318
Depreciation	3,626	2,070	6,938	3,828

Adjusted EBITDA	$(3,935)	$(8,738)	$(8,480)	$(16,858)

GAAP net loss per share, basic and diluted	$(0.38)	$(0.37)	$(0.76)	$(0.65)
Stock-based compensation	0.29	0.22	0.56	0.35

Non-GAAP net loss per share	$(0.10)	$(0.15)	$(0.20)	$(0.30)

Shares used to compute GAAP net loss per share, basic and diluted	78,228	71,381	77,381	70,854

Shares used to compute Non-GAAP net loss per share	78,228	71,381	77,381	70,854